                                                          Registration No. 333 -
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                              HARTMARX CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                                36-3217140
        (State of incorporation)           (I.R.S. Employer Identification No.)

101 North Wacker Drive, Chicago, Illinois                 60606
(Address of Principal Executive Offices)                (Zip Code)

                       THE HARTMARX SAVINGS INVESTMENT AND
                              STOCK OWNERSHIP PLAN
                              (Full title of Plan)

                                TARAS R. PROCZKO
              Senior Vice President, General Counsel and Secretary
                              Hartmarx Corporation
                             101 North Wacker Drive
                             Chicago, Illinois 60606
                                  312/372-6300
            (Name, address and telephone number of agent for service)

                                   ----------

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                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                                  Proposed Maximum     Proposed Maximum     Amount of
   Title of Each Class of       Amount to be     Offering Price Per       Aggregate        Registration
Securities Being Registered    Registered (1)         Share (3)       Offering Price (3)     Fee (4)
-------------------------------------------------------------------------------------------------------
   Common Stock, par value
  $2.50 per share (including
  Preferred Stock Purchase            500,000(2) $            3.085   $     1,542,500.00   $     141.91
          Rights)
-------------------------------------------------------------------------------------------------------

(1) The number of shares being registered represents the maximum number of shares that may be purchased by employees with employee contributions from time to time under the Plan until a new registration statement becomes effective. This Registration Statement also covers the stock purchase rights (the "Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plan as a result of applicable anti-dilution provisions.
(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 30, 2003.
(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0092% of $1,542,500.00, the Proposed Maximum Aggregate Offering Price of the shares of common stock being registered hereby.
================================================================================
PURSUANT TO RULE 429, THE PROSPECTUS WHICH IS PART OF THIS REGISTRATION STATEMENT WILL BE ALSO BE USED IN CONNECTION WITH SECURITIES REGISTERED PURSUANT TO REGISTRATION STATEMENT NOS. 2-32692, 2-44774, 2-53426, 2-64613, 2-83433,
33-6194, 33-42202 and 333-03169.
================================================================================

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            THE HARTMARX SAVINGS INVESTMENT AND STOCK OWNERSHIP PLAN

                                   ----------

                       INCORPORATION OF CONTENTS OF PRIOR
                             REGISTRATION STATEMENTS

The contents of registration statements Nos. 2-32692, 2-44774, 2-53426, 2-64613, 2-83433, 33-6194, 33-42202 and 333-03169 are incorporated herein by reference.

                                   ----------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company (Commission File 1-8501) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002.

     (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-K referred to in (a) above, including the Company's Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2003, the Company's Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2003, and the Company's Current Report on Form 8-K, dated March 17, 2003.

     (c) Annual Report of Form 11-K of the Hartmarx Savings Investment and Stock Ownership Plan for the year ended December 31, 2002.

     (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B, dated July 8, 1983, filed with the Commission pursuant to Section 12(b) of the Exchange Act; and the description of the Rights contained in the Company's Registration Statement on Form 8-A/A, dated May 2, 2000, filed with the Commission pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

     The validity of the issuance of the shares of Common Stock, and the Rights attached to such shares, offered hereby will be passed upon for the Company by Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company. As of July 31, 2003, Mr. Proczko is the beneficial holder of

38,641 shares of Common Stock, holds options to purchase 70,500 shares of Common Stock, and is eligible to participate in the Plan.

Item 6.   Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law, or DGCL, grants the Company the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Company where the person involved is adjudged to be liable to the Company except to the extent approved by a court.

     Under the Company's certificate of incorporation and bylaws, the Company is required to indemnify, to the fullest extent permitted by law, any person who is or was made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, because the person is or was a director or officer of the Company or is or was serving as a director, officer, employee or agent for another entity at the request of the Company against liability incurred in such action, suit or proceeding. The Company's bylaws require the Company to advance expenses, as incurred, in connection with any such proceeding, subject to the limitations under Delaware law. The Company has also entered into indemnification agreements with certain of its officers and directors to contractually provide indemnification coverage consistent with the Company's certificate of incorporation and bylaws.

     In addition, the Company maintains officers' and directors' liability insurance insuring the Company's officers and directors against certain liabilities and expenses incurred by them in their capacities as such.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

Exhibit No.     Description of Exhibit

4.1 Amended and Restated Rights Agreement, dated as of April 13, 2000, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A, filed May 2, 2000).

4.2             First Amendment to Amended and Restated Rights
                Agreement dated as of December 6, 2001, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4-A-1 to the Company's Form 10-K for the year ended November 30, 2001).

4.3 The Hartmarx Savings Investment and Stock Ownership Plan, as amended and restated effective as of December 31, 2000.

4.4 First Amendment to Hartmarx Savings Investment and Stock Ownership Plan dated as of October 30, 2002.

4.5 Second Amendment to Hartmarx Savings Investment and Stock Ownership Plan dated as of December 30, 2002.

5.1 Opinion of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2            Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1            Power of Attorney

(1)  File No. 1-8501

          An opinion of counsel concerning compliance with the requirements of ERISA and an Internal Revenue Service ("IRS") determination letter are not being filed because (i) the IRS issued its favorable determination letter on November 8, 2002, regarding the qualification under Section 401(a) of the Internal Revenue Code (the "Code") of the Plan, as amended effective October 30, 2002, and under Section 4975(e)(7) of the Code with respect to the Trust, as amended effective as of October 30, 2002, and (ii) the Registrant undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and will make all changes required by the IRS to maintain such qualification.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

The Registrant

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of August, 2003.

                                        HARTMARX CORPORATION


                                        By:       /s/  TARAS R. PROCZKO
                                           -------------------------------------
                                                     Taras R. Proczko,
                                              Senior Vice President, General
                                                   Counsel and Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on this 5th day of August, 2003.

     Signature                        Title
     ---------                        -----

        *
--------------------       Director, Chairman of
   Elbert O. Hand          the Board


        *
--------------------       Director, President and
   Homi B. Patel           Chief Executive Officer
                           (Principal Executive Officer)

        *
--------------------       Director
 Samaual A.T. Bakhsh

        *
--------------------       Director
   Jeffrey A. Cole

        *
--------------------       Director
  James P. Dollive

        *
--------------------       Director
  Raymond F. Farley

        *
--------------------       Director
  Donald P. Jacobs

        *
--------------------       Director
   Dipak C. Jain

        *
--------------------       Director
  Michael B. Rohlfs

        *
--------------------       Director
   Stuart L. Scott

        *
--------------------       Executive Vice President
  Glenn R. Morgan          and Chief Financial Officer
                           (Principal Financial Officer)

        *
--------------------       Vice President, Controller
   Andrew A. Zahr          and Chief Accounting Officer
                           (Principal Accounting Officer)


*By:   /s/  TARAS R. PROCZKO
    ---------------------------
         Taras R. Proczko
         Attorney-in-Fact

The Plan

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 5th day of August, 2003.

                                  THE HARTMARX SAVINGS INVESTMENT AND
                                  STOCK OWNERSHIP PLAN


                                  By:          /s/  TARAS R. PROCZKO
                                     -------------------------------------------
                                                  Taras R. Proczko,
                                     Senior Vice President, General Counsel and
                                        Secretary, Hartmarx Corporation and
                                          Member, Hartmarx Corporation Plan
                                              Administration Committee

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit

4.1 Amended and Restated Rights Agreement, dated as of April 13, 2000, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A, filed May 2, 2000).

4.2             First Amendment to Amended and Restated Rights
                Agreement dated as of December 6, 2001, by and between the Company and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 4-A-1 to the Company's Form 10-K for the year ended November 30, 2001).

4.3 The Hartmarx Savings Investment and Stock Ownership Plan, as amended and restated effective as of December 31, 2000.

4.4 First Amendment to Hartmarx Savings Investment and Stock Ownership Plan dated as of October 30, 2002.

4.5 Second Amendment to Hartmarx Savings Investment and Stock Ownership Plan dated as of December 30, 2002.

5.1 Opinion of Taras R. Proczko, Senior Vice President, General Counsel and Secretary of the Company.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2            Consent of Taras R. Proczko (included in Exhibit 5.1).

24.1            Power of Attorney

(1)  File No. 1-8501